EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

IndeNet, Inc.
(formerly Independent TeleMedia Group, Inc.)
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Amendment No. 3 to Form
S-3 of our report dated January 30, 1995, except for Note K, as to which the date is March 13, 1995, which contains an explanatory paragraph regarding uncertainties as to the outcome of a lawsuit and another matter relating to the consolidated financial statements of Independent TeleMedia Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994.

We also consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Amendment No. 3 to Form
S-3 of our report dated May 7, 1996, relating to the consolidated financial statements of IndeNet, Inc. for the three months ended March 31, 1995, as filed on Form 8K/A on May 14, 1996.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.



/s/ BDO SEIDMAN, LLP
Los Angeles, California
May 10, 1996